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                                                                   Exhibit 10.13


               ***OMITTED INFORMATION DENOTED BY ASTERISKS (***)
                 HAS BEEN FILED SEPARATELY WITH THE COMMISSION
           AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST***

                      STYRENE MONOMER CONVERSION CONTRACT

          THIS CONTRACT, made as of November 3, 1995 by and between Sterling Chemicals, Inc., a Delaware corporation ("Sterling') having a plant at Texas City, Texas (the "Plant"), and Monsanto Company, a Delaware corporation ("Monsanto").

                                  WITNESSETH:

          WHEREAS, Sterling desires to exchange styrene monomer with Monsanto and Monsanto desires to exchange benzene with Sterling, on the terms and conditions hereinafter specified, including terms and conditions set forth in Attachment 1 hereto, which is incorporated herein by reference;

           NOW, THEREFORE, in consideration of the following mutual covenants, Sterling and Monsanto agree:

          1. GOODS. Sterling shall deliver styrene monomer meeting the specifications set forth in Exhibit A hereto, which are incorporated herein by reference (as used with reference to Sterling's delivery obligation, herein called the "Goods") to Monsanto in exchange for benzene meeting the specifications set forth in Exhibit B hereto, which are incorporated herein by reference (as used with reference to Monsanto's delivery obligation, herein called the "Goods") to be delivered by Monsanto to Sterling, together with the differential to be paid by Monsanto to Sterling as hereafter provided in
Section 4.

          2. CONTRACT PERIOD. The period of this Contract shall be from January 1, 1996 through December 31, 2000, and evergreen thereafter, cancelable by either party upon written notice to the other party no less than 24 months prior to December 31, 2000, or any subsequent December 31.

          3. QUANTITY. Subject to all the terms and conditions hereof, the Goods to be delivered hereunder by Sterling (and corresponding quantities of Goods to be delivered by Monsanto pursuant to the ratio provided) shall be as scheduled by Monsanto (***) per calendar
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year on a ratable basis without Sterling's prior consent. A maximum of (***). of this annual volume may be designated by Monsanto for Monsanto's consumption in one of its consuming locations outside of the U.S. without Sterling's agreement. (***) Promptly after the close of each calendar quarter, but not later than thirty (30) days thereafter, Sterling shall compute the actual ratio of usage for such quarter, and Monsanto will be appropriately and equitably debited or credited for deliveries of benzene to correct for any over or under deliveries which may have occurred during such quarter. Monsanto will adjust deliveries of benzene during the first month of the quarter to compensate for deviations from actual utilization ratios of the previous quarter.

          4. DIFFERENTIAL. Subject to all the terms and conditions hereof, in addition to the Goods to be exchanged by Monsanto for each one (1) pound of Goods delivered by Sterling in any calendar quarter in conformance with the terms hereof, Monsanto shall pay Sterling (***)

(***)

Where:

(***)

          For any calendar month Sterling shall tentatively invoice Monsanto for the differential due pursuant to the foregoing formula based on Sterling's best good faith estimate of the various values which make up the various factors in the formula. Promptly after the close of each calendar quarter, but not more than thirty (30) days thereafter, Sterling shall re-compute the composite differentials based on the actual values for such factors and Monsanto shall be approximately and equitably debited or credited to conform the initial tentative invoice to the actual differential due from Monsanto for Goods delivered during such calendar quarter.

          Notwithstanding the foregoing provisions, should Sterling develop a different more favorable conversion formula with a third party to determine a fee to Sterling for converting benzene into styrene monomer for consumption within the U.S., such formula shall be substituted herein and used to determine the differential to be paid by Monsanto to Sterling hereunder. The foregoing provision shall not apply to Goods designated for consumption outside of the United States, nor for any conversion or sale of Goods by Sterling for which the Buyer has provided significant capital contribution, nor for Goods which do not involve contract quantities and a contract term similar to the quantities and term of this Contract.

          5. SPECIFICATIONS. The specifications attached hereto shall not be changed without the mutual agreement of both parties. It is understood, however, that if at any time during the Contract Period environmental regulations change so that Monsanto can no longer make products acceptable to its customers from Goods meeting the attached specifications, Monsanto shall notify Sterling promptly and if the parties are unable, after attempting to do so in good faith, to reach agreement on revised specifications for the Goods, Monsanto may, by and effective upon notice to Sterling, suspend its obligation to obtain from Sterling hereunder so much of the Goods as to which such conditions prevail, without liability, until such time as Monsanto and Sterling either reach agreement on revised specification for the Goods, or Sterling otherwise modifies the Goods so that Monsanto is able to make products therefrom acceptable under then current general market conditions, and during any such suspension period, Monsanto may obtain its requirements for so much of the Goods as require revised specifications from others who can meet such revised specifications. Any such suspension period shall not operate to extend the Contract Period.

          6. DELIVERIES. The F.O.B. point where title and risk of loss shall pass to Sterling from Monsanto on the Goods to be delivered by Monsanto shall be when the carrier tenders delivery of the barge/ship/or pipeline to Sterling at the Plant or other Sterling terminal. The F.O.B. point where risk of loss shall pass to Monsanto from Sterling on the Goods to be delivered by Sterling shall be when the Goods have been loaded aboard the delivering tankcar, barge or ship and possession of the conveyance is in the carrier. The F.O.B. point where title shall pass to Monsanto from Sterling on the Goods to be delivered by Sterling shall be when the carrier tenders delivery of the ship or barge to Monsanto at the Port Plastics Muscatine Facility or other designated location in the continental United States. For any shipment of Goods to points of destination outside the continental United States, the F.O.B. point where tile and risk of loss shall pass to Monsanto from Sterling on the Goods to be delivered by Sterling shall be when the Goods have been loaded aboard the delivering tankcar, barge or ship and possession of the conveyance is in the carrier. The method of delivery shall be by pipeline or barge for Benzene; and by barges, tankcars or ships for Styrene furnished or arranged for by Monsanto.

          7. SPECIAL TERMINATION/ASSIGNMENT RIGHTS. Monsanto may terminate its quantity obligation as identified herein in Paragraph 3 if Monsanto elects to sell to any third party its business which consumes Goods, by giving Sterling at least twelve (12) months prior notice. In the event Monsanto does not sell the entire business which consumes directly or indirectly the type of Goods purchased hereunder, any termination of Monsanto's quantity obligation must be on a pro rata basis with other suppliers of Goods to Monsanto subject to the consent of Sterling.

In the event of the sale of any Goods consuming business, and notwithstanding the prohibition against assignment contained in Section 12 of the "General Terms and Conditions", Monsanto will exercise all reasonable, good faith efforts to assign this Contract with the consent of Sterling (which consent will not be unreasonably withheld) to any one or more third parties which purchase a business of Monsanto which consumes, directly or indirectly, a quantity of the Goods covered hereby to the extent of the quantity so consumed, provided at least ninety (90) days prior notice is given in writing to Sterling of any such assignment. If Monsanto is for any reason unable to assign this Contract to the third parties or Sterling does not consent to the assignment. Monsanto may nevertheless terminate its obligations with respect to any such quantity in accordance with the twelve (12) month notice provision set forth above. Sterling shall be deemed to have approved any such assignment unless it has raised objections to such assignment within thirty (30) days of receipt of such written notice.

          8. WATERBORNE DELIVERY & MEASUREMENT. (a) Monsanto shall give reasonable prior notice of barge/ship arrival and permitted laytime applicable to the barge/ship. After Sterling accepts a barge/ship nominated by Monsanto, Sterling shall provide a safe berth at all times for any such barge placed for loading/unloading by Monsanto. (b) Barges/ships shall be handled with all reasonable expediency and any delay beyond permitted laytime of which Sterling has been advised by Monsanto for the type of equipment used shall be paid for by Sterling. This permitted laytime will be 1500 barrels per hour plus three free hours of time for every ship or each barge loaded during one trip of the unit tow. (c) Sterling shall inspect all barges/ships for cleanliness so as not to affect purity of the Goods to be loaded. Inspection of the quantity and quality of Goods being loaded upon or unloaded from barge(s)/ship(s) at the loading or unloading point shall be performed by a licensed inspector of petroleum mutually agreed upon by the parties, and the cost for such service shall be shared equally by Monsanto and Sterling. The determination of the quantity of Goods delivered hereunder shall be determined by taking the opening and closing inventory of Sterling's properly calibrated still shore tank before and after each shipment, unless such quantity determination is proven to be in error. For invoicing purposes volume shall be corrected to 60 degrees Fahrenheit in accordance with applicable ASTM tables. Inspection of quality of the Goods shall be made on representative samples of the Goods taken from loading flange of Monsanto's barge at loading point by a licensed inspector of petroleum products. In the event that a disagreement should arise as to quantity or quality, an inspection will be made by such mutually agreed upon licensed inspector of petroleum products and the results of such inspection shall govern, the cost to be borne by the party proven to be in error.

          9.  BOOKS & RECORDS.    If Monsanto or Sterling so requests, either
party shall make available to an independent certified public accounting firm, mutually acceptable to Monsanto and Sterling and paid for by the requesting party such of Sterling's or Monsanto's books and records as shall be necessary to permit such accountants to verify the propriety and correctness of any matter relevant to the performance of this Contract or one or more of the provisions hereof, provided, however, that such accountant shall report to the requesting party only his conclusion concerning the correctness and accuracy of the calculations and whether there has been a correct application of the Contract provisions or, if not, what such firm considers to be the correct calculations and/or application of the Contract. Such firm shall agree to keep confidential the information of Sterling and Monsanto to which it has access pursuant to such agreement as Sterling or Monsanto may reasonably require, and shall not otherwise divulge any of the data of Sterling or Monsanto which it has inspected or reviewed without the consent of said party.

          10. TANKCAR DELIVERY AND MEASUREMENT. (a) Sterling agrees to use reasonable efforts within the current tankcar capabilities to provide necessary tankcars to Monsanto upon reasonable notice of Monsanto's requirements; provided, however that Sterling shall incur no liability hereunder in the event such railcars cannot be made available through reasonable efforts by Sterling.
(b) Sterling shall be responsible for inspection of all tankcars for cleanliness so as not to affect purity of the Goods to be loaded. (c) Quantities of Goods shipped hereunder by tankcars shall be determined by weighing of the cars on certified scales before and after loading by shipping party. The receiving party will gauge or weigh cars upon arrival and if the amount gauged or weighed is different than shipping party's weight by more than one percent (l%), the receiving party shall notify the shipping party of such discrepancy and, upon agreement, shipping party shall issue an appropriate debit or credit to adjust the shipped quantity to the quantity received.

          IN WITNESS WHEREOF, the parties have executed this Contract to be effective as of the day and year first above written.

       MONSANTO COMPANY                 STERLING CHEMICALS, INC.

By:    /s/ W. B. Gray           By:     /s/ Robert W. Roten
       (W. B. Gray)                     (Robert W. Roten)
Title: Director of Purchasing   Title:  Executive VP and Chief Operating Officer

                                  ATTACHMENT I
                                Monsanto Company
                                      and
                            Sterling Chemicals, Inc.

                          GENERAL TERMS AND CONDITIONS

          If, and to the extent that, the transaction governed by the following Terms and Conditions is a sale and purchase transaction, the phrase "shipping party" shall mean "Seller", and the phrase "receiving party" shall mean "Buyer", unless the context requires otherwise. In the event of a conflict between these "General Terms and Conditions" and the specific terms and conditions in the Contract to which they are attached, such specific terms and conditions shall govern.

          1. EXCUSE OF PERFORMANCE. (a) Shipments and deliveries may be suspended by either party in the event of: Act of God, declared or undeclared war, acts of the public enemy, riot, fire, explosion, accident, flood, sabotage, blockades, embargoes, insurrections, epidemics, landslides, lightning, earthquakes, storms, hurricanes, washouts, civil disturbances, arrests; lack of adequate fuel, power, raw materials, labor, containers or transportation facilities; compliance with federal, state, local, municipal, civil and military governmental and governmental agency requests, laws, regulations, orders, actions, requisitions, restraints or directives; breakage, failures, disruptions, and necessary maintenance of machinery or apparatus; national defense requirements or any other event, whether or not of the class or kind enumerated herein, beyond the reasonable control of such party; or in the event of labor trouble, strike, slowdowns, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); which event hinders, limits or makes impracticable the performance of this Contract or the manufacture, consumption, sale, exchange, shipment, receipt, use or obtaining of the Goods or any raw material, or any product manufactured or processed therefrom or therewith.
          (b) If either party determines that its ability to obtain or supply the total demand for the Goods which it is supplying pursuant to this Contract, or obtain any or a sufficient quantity of material used directly or indirectly in the manufacture of the Goods, is hindered, limited or made impracticable by any event referred to in Section 1(a) hereof, such party shall allocate its available supply of the Goods or such material (without obligation to acquire other supplies of any such Goods or material) among itself and its other Contract customers and the other party to this Contract on a fair and equitable basis without liability for any failure of performance which may result therefrom, except, if the transaction covered hereby is an exchange, for any liability for imbalances stated in this Contract.
          (c) Shipments suspended or not made by reason of this section shall be canceled without liability, except, if the transaction covered hereby is an exchange, for any liability for imbalances arising out of such cancellation, but this Contract shall otherwise remain unaffected.
          ((d) The affected party shall invoke this Section 1 by promptly notifying the other party in writing of the nature of this event on which it relies and the estimated extent and duration of the suspension. During the continuance of any such event, the affected party shall not be obligated to purchase Goods from another source to fulfill its obligations hereunder. If the event relied upon is one which prevents the affected party from obtaining raw materials, the affected party agrees to give the other party the option for the duration of the inability of the affected party to obtain such raw materials, to convert the Contract into an exchange agreement under which the other party shall be entitled to obtain from the affected party a quantity of the Goods up to the quantity to which such other party is otherwise entitled (not to exceed the maximum quantity) and which can be produced on a stoichiometric basis from the quantities of the raw materials in short supply which such other party can arrange to be delivered to the affected party, and the affected party shall supply any other required raw materials. If the other party exercises such option, such other party shall, in addition to the raw material to be delivered by such other party pay the affected party per unit of the Goods delivered under the exchange a differential equal to the sales price per unit of the Goods otherwise then applicable under the Contract less the then prevailing market value of the stoichiometric amount of the raw material delivered by the other party and contained in the unit of Goods delivered by the affected party under the exchange. During any such exchange period, the provisions hereunder applicable to exchanges shall apply. In such event, the affected party will, in addition to deliveries otherwise due the other party, deliver to the other party an amount of Goods equivalent to the quantity which may be made from the raw materials supplied by the other party, but the aggregate amount of Goods from either source shall not exceed the total amount of Goods to which such other party was otherwise entitled before such option was exercised.

          2. SHIPMENTS. Receiving party shall provide shipping party with reasonable advance notice of its desired schedule for shipment of Goods. If the transaction covered hereby is an exchange, orders for shipments of Goods shall be at a monthly rate as uniform as reasonably practicable, unless otherwise provided in this Contract. If the transaction covered hereby is a sale, the Seller shall not make any shipments under this Contract until released in accordance with separate purchase orders or releases issued by Buyer's using locations and Seller shall not be required to ship more than thirty percent (30%) of Seller's maximum annual quantity obligation in any quarter without Seller's prior consent.

          3. LOADING AND UNLOADING. Shipping party agrees to load, and receiving party agrees to unload, carriers or transports furnished by the other party within, as applicable, any free time specified by tariffs on file with the applicable regulatory bodies or as otherwise specified by the carrier and to pay any charges resulting from its failure in this regard, provided either such party, as applicable, has been advised, prior to commencement of unloading, or loading, as the case may be, of carrier's permitted free time. A party shall not be excused from its obligations to pay such charges by the provisions of
Section 1 hereof if the event relied upon occurs after the carriers or transports have been accepted for loading or unloading, as the case may be.

          4. IMBALANCES. Both parties shall endeavor, insofar as practicable, to keep the exchange in balance in accordance with the provisions of this Contract. Unless otherwise provided in this Contract, an over-delivering party shall not be required to make any further shipments hereunder if the Goods shipped pursuant to this Contract are not in balance until such imbalance is eliminated or reduced, by the shipment of Goods to the over-delivering party, to a level acceptable to the over-delivering party, even if the imbalance results from an event described in Section 1 hereof. If such imbalance does result from an event described in Section 1, the over-delivering party may, in lieu of awaiting for the imbalance to be brought into balance, require that any over-deliveries be returned or that the over-deliveries be paid for by the under-delivering party at such price as may be agreed upon. Such action by the over-delivering party shall not limit any rights or remedies of the over-delivering party. A party shall not be entitled to refuse to make shipments due to such an imbalance if such imbalance has resulted from its failure to accept and receive Goods in accordance with the provisions of this Contract. Any such reduction or elimination of such an imbalance shall occur within thirty (30) days following a request from the over-delivering party that such imbalance be reduced or eliminated. Upon the termination or expiration of this Contract, the over-delivering party shall be entitled to receive, within sixty (60) days following the date of such expiration or termination, the quantity of Goods required to bring the exchange in balance and payment of any differential due to it. An imbalance may be eliminated by a cash payment to the over-delivering party, rather than by the shipment of Goods, if (I) any imbalance is less than one full load in accordance with the method of shipment provided for in this Contract or
(ii) the obligation of the party making such payment to ship the Goods required to eliminate an imbalance has been suspended pursuant to Section 1 hereof. Such cash payment which shall be in addition to any payment due for any differential, shall be based upon the market price for the Goods, as determined by the over-delivering party, at the time such payment is made, or at the time such payment becomes due, whichever amount is greater. All provisions of this Contract shall be deemed applicable to deliveries made subsequent to the expiration or termination of this Contract for the purpose of eliminating an imbalance.

          5. LIMITED WARRANTY AND CHANGES IN SPECIFICATION. Subject to Section 6 hereof and unless otherwise expressly provided herein, the shipping party warrants (I) title to the Goods shipped and (ii) that the Goods shipped, shall conform to the attached specifications. Subject to the preceding sentence and except as otherwise expressly provided herein, SHIPPING PARTY MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE GOODS, whether used alone or in combination with any other material. Shipping party shall not make any change in raw materials or methods of manufacturing employed in producing the Goods without the prior approval of receiving party, unless any such change will have no affect on the continued suitability of the Goods to receiving party even though such Goods would continue to meet specifications.

          6. LIMITATION OF LIABILITY. (a) Within fifteen (15) days after actual receipt by the receiving party at its consuming location of each shipment of the Goods, the receiving party shall examine such Goods for any damage, defect or shortage. All claims for any cause whatsoever (whether such cause be based in contract, negligence, strict liability, other tort or otherwise) shall be deemed waived unless made in writing and received by the shipping party within thirty (30) days after such actual receipt of the Goods by the receiving party in respect to which such claim is made, provided that as to any such cause not reasonably discoverable within such thirty (30) day period (including that discoverable only in processing, further manufacture, other use or resale), any claim shall be made in writing and received by the shipping party within ninety
(90) days after such actual receipt by the receiving party of the Goods in respect to which such claim is made, of within thirty (30) days after the receiving party learns of the facts giving rise to such claim, whichever shall first occur. Any claim for non-delivery of such Goods shall be deemed waived unless made in writing and received by the party alleged to have failed to deliver such Goods within ninety (90) days following the expiration or termination of this Contract. Failure of a party to receive written notice of any claim within the applicable time period shall be deemed an absolute and unconditional waiver by the other party of such claim irrespective of whether the facts giving rise to such claim shall have then been discovered or whether processing, further manufacture, other use or resale of the goods shall have then taken place.
          (b) THE RECEIVING PARTY'S EXCLUSIVE REMEDY SHALL BE FOR DAMAGES, AND THE SHIPPING PARTY'S TOTAL LIABILITY FOR ANY AND ALL LOSSES AND DAMAGES ARISING OUT OF ANY CAUSE WHATSOEVER (WHETHER SUCH CAUSE BE BASED IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, OTHER TORT OR OTHERWISE) SHALL IN NO EVENT EXCEED THE THEN PREVAILING CONTRACT MARKET PRICE, IF THE TRANSACTION IS AN EXCHANGE, OR THE THEN PREVAILING CONTRACT, PRICE IF THE TRANSACTION IS A SALE, FOR THE QUANTITY OF GOODS IN RESPECT TO WHICH SUCH CAUSE ARISES, OR AT SHIPPING PARTY'S OPTION, THE REPAIR OR REPLACEMENT OF SUCH GOODS, AND IN NO EVENT SHALL THE SHIPPING PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES RESULTING FROM ANY SUCH CAUSE. The shipping party shall not be liable for, and the receiving party assumes liability for, all personal injury and property damage connected with the transportation, possession, processing, further manufacture, other use or resale of the Goods by or on behalf of the receiving party or its customers, whether the Goods are used alone or in combination with any other material or are resold by receiving party provided Goods meet specifications and the shipping party is not otherwise negligent. Transportation charges for the return of the Goods shall not be paid unless authorized in advance by the party initially shipping the Goods.
          (c) If the shipping party furnishes technical or other advice to the receiving party, whether or not at the request of the receiving party, with respect to processing, further manufacture, other use or resale of the Goods, the shipping party shall not be liable for, and the receiving party assumes all risk of, such advice and the results thereof.

          7.  TITLE AND RISK OF LOSS.   Unless otherwise provided in this
Contract, title to and risk of loss of Goods shall pass to the receiving party and delivery by the shipping party shall take place (a) in the case of delivery into tankcars, upon delivery of the loaded tankcars by the shipping party to the carrier outside shipping party's property (b) in the case of delivery into tanktrucks or other trucks, immediately after such trucks leave the shipping party's property, and (c) in the case of delivery into barges or ship tankers immediately after the Goods pass the last flange in the shipping party's loading line.

          8. PATENTS. Subject to Section 6 hereof and unless otherwise expressly provided herein, the shipping party warrants the Goods supplied pursuant to this Contract, except for those made for the receiving party according to the receiving party's specifications, do not infringe on any patents; provided, however, Monsanto (as Buyer or receiving party) shall not assert against Sterling (as Seller or shipping party) any claim for infringement based on Sterling's use of the Technical Information as defined in and licensed to Sterling under the License Agreement, (Exhibit 2.1(a) to the Asset Purchase Agreement between Monsanto and Sterling) dated August 1, 1986, in the operation of Sterling's plant to produce the Goods in accordance with procedures employed in such plant by Monsanto as of the date of the License Agreement. This warranty is given upon condition that the receiving party promptly notify the shipping party of any claim or suit involving the receiving party in which such infringement is alleged and that, if the shipping party is affected, the receiving party permit the shipping party to control completely the defense or compromise of any such allegation of infringement. The shipping party does not warrant that the use of the Goods or any material made therefrom, whether the Goods are used alone or in combination with any other material, will not infringe a patent. The shipping party reserves the right to terminate the shipping party's warranty under this Section 8 at any time with respect to any undelivered Goods. In the event of such termination, the receiving party may thereafter refuse acceptance of such undelivered Goods and the receiving party may, within forty-five (45) days following such termination, terminate this Contract upon not less than thirty (30) days' written notice to the other party.

          9. FREIGHT AND TAXES. Any new tax or any increase in an existing tax or governmental charge, paid by the shipping party, hereafter becoming effective imposed upon the sale, exchange or delivery of the Goods, such as sales tax, use tax, retailer's occupational tax, but excluding taxes based on production or income such as value added, gross receipts or franchise taxes, may, if the transaction covered hereby is a sale, be added to and included as a part of the price herein specified, provided that shipping party invoices such new charges within 90 days following the effective date of their imposition; and, if the transaction covered hereby is an exchange, and, if the effect of such new or increased tax or charge is to increase the cost to the shipping party of exchanging or delivering the Goods or procuring materials used therein, shipping party may notify the receiving party thereof in writing, requesting an adjustment to the differential as a result of such factors. If the parties are unable to agree upon a satisfactory revision to such differential within forty-five (45) days following receipt of such notice, the shipping party may terminate this Contract upon thirty (30) days, written notice to the other party. Shipping party shall be entitled initially to assert that any Superfund tax (or tax of similar purpose or effect) or any increase in any such tax, should become a part of the differential to be paid if the transaction covered hereby is an exchange, or should be added to the price for the Goods, if the transaction covered hereby is a sale, and to include the amount thereof in its invoices for the relevant Goods; provided however, that the shipping party shall not be entitled to continue to collect any such tax, or increase therein, unless such tax, or increase therein, is generally then being taken into account and being included in the differential, or added to the price, as the case may be, by other sellers or exchangers of the Goods covered hereby, and if such other sellers or exchangers are not generally collecting such tax, or increase therein, shipping party shall no longer attempt to collect any such tax, or increase therein, hereunder and there shall be a prompt refund of any amounts theretofore collected therefor from the receiving party. Except as otherwise expressly provided in the special terms and conditions which are applicable to this Contract, freight from the point of passage of title provided for in Section 7 hereof for the Goods shall be for the account of receiving party.

          10. WEIGHTS. Unless otherwise specifically provided for herein, the shipping party's weights or measurements shall govern unless proven in error.

          11. COMPLIANCE WITH CERTAIN LAWS. Seller has and will comply with all governmental laws, regulations and orders covering the production, sale, packaging and delivery of the Goods from which, because of noncompliance by the Seller, liability may accrue to Buyer under this Contract. Seller warrants that all Goods covered by this Contract have been produced in compliance with the requirements of the Fair Standards Act of 1938, as amended, and Executive Order 11246 and of the rules, regulations and relevant orders of the Secretary of Labor, if applicable. Section 202 of Executive Order 11246 is incorporated herein by specific reference. Seller warrants that each and every chemical substance sold or otherwise transferred by Seller to Buyer as of the time of such sale or transfer, is on the list of chemical substances compiled and published by the Administrator of the EPA pursuant to the Toxic Substances Control Act, (PL94-469).

          12. ASSIGNMENT. Subject to Section 7 (Special Termination/Assignment Rights) in the main body of this Contract and except as provided in the Asset Purchase Agreement between the parties dated August 1, 1986, neither party shall (by operation of law or otherwise) assign its rights or delegate its performance hereunder without the prior written consent of the other party, and any attempted assignment or delegation without such consent shall be void. To the extent assignment is permitted hereunder, this Contract shall be binding on any permitted assignee.

          13. MONTHLY REPORTS. If the transaction covered hereby is an exchange, each party shall, within thirty (30) days following the end of each month, provide the other party with a report stating the quantities delivered and received during the month and the calendar year pursuant to this Contract, as well as the exchange balances for such periods. The parties shall promptly attempt to reconcile any discrepancies apparent from such reports.

          14. MEET COMPETITION. (a) If the transaction covered hereby is a sale and if from time to time Monsanto can purchase Goods of functionally equivalent quality at a lower delivered cost than the delivered cost of the Goods then in effect hereunder and in an amount equal to at least Monsanto's annual minimum purchase obligation, and Monsanto gives Sterling written notice thereof, Monsanto may purchase such Goods, unless within fifteen (15) days of receipt by Sterling of said notice Sterling shall meet such lower delivered cost for an equal quantity of goods thereafter sold hereunder.
          (b) If the transaction covered hereby is an exchange and if Monsanto can obtain, by exchange or conversion, Goods of functionally equivalent quality at a lower delivered cost than the delivered cost of the Goods then in effect hereunder, and in an amount equal to at least Monsanto's minimum annual exchange obligation hereunder, and Monsanto gives Sterling written notice thereof, Monsanto may obtain such Goods by exchange or conversion, unless within fifteen
(15) days of receipt by Sterling of said notice, Sterling shall meet such lower delivered cost for an equal quantity of Goods thereafter exchanged hereunder.
          (c) In either event, any quantity so obtained by Monsanto from another source shall be deducted from Monsanto's annual obligation hereunder, but the Contract otherwise shall remain unaffected.

          15. MISCELLANEOUS. (a) Governing Law. The validity, interpretation and performance of this Contract and any dispute connected herewith shall be governed and construed in accordance with the laws of the State of Texas.
Seller (Sterling) has consented to service of process in the State of Missouri.
          (b) Notices. Any notice required or permitted to be given under this Contract shall be deemed sufficient if (I) in writing and (ii) served either by
(a) depositing the same in the United States mail, properly addressed as provided below, postage prepaid, registered or certified mail, and with return receipt requested, (b) delivering the same in person, or (c) sending a prepaid telegram of the same, confirmed by notice deposited in the mail in the manner provided in this Section 14(b). Unless otherwise provided in this Contract, any notice deposited in the mail in the manner provided in this Section 14(b) shall be effective upon the expiration of three days after the date on which it is so deposited, and any notice given in any other manner shall be effective only if and when it is received by the addressee. For the purposes of notice hereunder, the addresses of the parties hereto shall be as follows:

                    Buyer:    Monsanto Company
                              800 N. Lindbergh
                              St. Louis, MO 63137
                              Attn.:  Director, Purchasing Monsanto Corporation

                    Seller:   Sterling Chemicals, Inc.
                              1200 Smith, Suite 1900
                              Houston, TX 77002
                              Attn.:  Vice President - Commercial

Any party hereto may change its address for the purpose of notice hereunder by giving written notice of such change of address to the other party as specified in this Section 14(b).
          (c) Entire and Only Agreement. This Contract and all other related documents and instruments executed and delivered pursuant hereto constitute the entire and only understanding and agreement among the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings and agreements among such parties relating to the same subject matter.
          (d) Amendments. No alterations, modifications, amendments or changes of this Contract or any other related document or instrument executed and delivered pursuant hereto shall be effective or binding on any party hereto, unless the same shall be in writing and executed by all of the parties hereto.
          (e) Severability. If a court of competent jurisdiction declares that any provision of this Contract or any other related document or instrument executed and delivered pursuant hereto is illegal, invalid or unenforceable, then such provision shall be modified automatically to the extent necessary to make such provision fully enforceable. If such court does not modify any such provision as contemplated herein, but instead declares it to be wholly illegal, invalid or unenforceable, then such provision shall be severed from this Contract or such other document or instrument, and such declaration shall in no way affect the legality, validity and enforceability of the other provisions of this Contract or such other document or instrument to which such declaration does not relate. In such event, this Contract or such other document or instrument shall be construed as if it did not contain the particular provision held to be illegal, invalid or unenforceable, the rights and obligations of the parties hereto shall be construed and enforced accordingly, and this Contract otherwise shall remain in full force and effect.
          (f) Captions. The captions contained in this Contract are for the purpose of reference only and shall not affect in any way the meaning, interpretation or scope of this Contract.

          (g) Waivers. Any failure of any party hereto to comply with any of its obligations, agreements or conditions as set forth herein may be expressly waived in writing by the other party. No such waiver shall operate as a waiver of an other obligation, agreement or condition and the failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provisions hereof.
          (h) Multiple Counterparts. This Contract may be executed by the parties hereto in multiple counterparts, each of which shall be deemed to be an original for all purposes, and all of which together shall constitute one and the same instrument.
          (i) Invoices. Shipping party shall invoice receiving party for any differential due with respect to deliveries hereunder, or, if the transaction is a sale, for the purchase price due with respect to deliveries hereunder, and such invoices shall be paid net thirty (30) days from date of shipment provided invoices are promptly rendered.

                                 Exhibit "A-1"

                         STYRENE MONOMER SPECIFICATION


                                                                 TARGET               ASTM
PROPERTY                UNIT                SPEC.                LEVEL               METHOD
--------                ----                -----                ------               ------

Appearance
 a.  Color           APHA max.           15                      12                   Hunter
     (pt-Co)                                                                          ASTM 1209
 b.  Clarity                             Clear & Free                                 Visual
                                         of sediment &
                                         suspended matter

Purity               Wt. %                99.8                   99.9                 602.088

Inhibitor            Wt. ppm              10-15                  12.5                 602.089A
(TBC)

Acetaldehyde         Wt. ppm Max          100                                         602.093

Peroxides as         Wt. ppm max.          50                                         602.097
Hydrogen Peroxide

Chlorides (as Cl)    Wt. ppm max.          50                                         602.113

Ethylbenzene         Wt. ppm max.         100                                         602.116

Total Sulfur         Wt. ppm max.          20                                         602.003

Polymer              Wt. ppm max.          10                                         602.092A

Cumene               Wt. ppm max.         400                                         602.116

Phenylacetylene      Wt. ppm max.         200

AMS                  Wt. ppm max.         Below 350


                                   EXHIBIT B

                             BENZENE SPECIFICATIONS

PROPERTY                     SPECIFICATIONS    METHOD NO.
--------                     --------------    ----------

Benzene, Wt. %              99.6, Min.                210

Toluene, Wt. %              0.05, Max.                210

Non-Aromatics, Wt. %        0.15                      210

Appearance                  Clear and Free of         G - 1
                            Suspended Matter @
                            25 degrees C

Color, Pt-Co                25, Max.                  G - 43
                                                   (ASTM D-1209)

Sp. Gr. at 60/60 degrees F  0.882 - 0.886


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